Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Golden Ocean Group Limited of our report dated May 20, 2015 relating to the financial statements of Golden Ocean Group Limited, which appears in Golden Ocean Group Limited's Report on Form 6-K dated May 21, 2015. We also consent to the reference to us under the heading "Experts in such Registration Statement.

PricewaterhouseCoopers AS

Oslo, Norway May 13, 2016